Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-70513) of McRae Industries, Inc. and Subsidiaries filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933 on January 13, 1999 of our report dated October 29, 2004 (except for Note 15, as to which the date is December 22, 2004), appearing in this Annual Report on Form 10-K/A for the year ended July 31, 2004.

/s/ Grant Thornton, LLP

Charlotte, North Carolina
December 22, 2004

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